UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

BLUE WORLD ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41256	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

244 Fifth Avenue, Suite B-88
New York, NY 10001

(Address of principal executive offices)

(646) 998-9582

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A Ordinary Share, $0.0001 par value, one-half of one redeemable Warrant, each whole warrant to acquire one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	BWAQU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	BWAQ	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	BWAQW	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-tenth of one Class A Ordinary Share	BWAQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Supplement to the Definitive Proxy Statement

On April 11, 2023, Blue World Acquisition Corp. (the “Company”) filed a definitive proxy statement (the “definitive proxy statement”) for the solicitation of proxies in connection with an extraordinary general meeting of the Company’s shareholders to be held on April 26, 2023 (the “Shareholder Meeting”) to consider and vote on, among other proposals, a proposal to amend its Charter to provide the Company has until May 2, 2023 to complete a business combination and may elect to extend the period to consummate a business combination up to nine times, each by an additional one-month extension (the “Monthly Extension”), for a total up to nine months to February 2, 2024 (such proposal, the “Charter Amendment Proposal”) and conditional on the approval of the Charter Amendment Proposal, a proposal to amend the Trust Agreement between the Company and Continental to provide that Continental must commence liquidation of the Trust Account by May 2, 2023, or, if further extended, to effect each Monthly Extension by the deposit of $0.035 per public share into the Trust Account, as applicable (the “Trust Amendment Proposal”).

Press Release

On April 25, 2023, the Company issued a press release announcing, among other things, (i) the postponement of the Shareholder Meeting (the “Postponement”) from the previously scheduled date of Wednesday, April 26, 2023, at 9:00 a.m., Eastern Time, to Tuesday, May 2, 2023, at 9:00 a.m., Eastern Time, in order to allow additional time for the Company to engage with its shareholders, (ii) the resulting extension of the deadline from April 24, 2023 (two business days before the Shareholder Meeting, as originally scheduled) to April 28, 2023 (two business days before the postponed Shareholder Meeting) for delivery of redemption requests from the Company’s shareholders in connection with the Charter Amendment Proposal (the “Redemption Deadline Extension”), (iii) an amendment to the Trust Amendment Proposal to provide the amount of the deposit of $0.0295 per public share (instead of original $0.035 per public share) into the Trust Account for each Monthly Extension.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Accordingly, the Company has determined to amend and supplement the definitive proxy statement as described in this Current Report on Form 8-K (the “Proxy Supplement”).

There is no change to the location, the record date, or any of the other proposals to be acted upon at the Shareholder Meeting.

AMENDMENT AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The following disclosures in this Current Report on Form 8-K supplement, and should be read in conjunction with, the disclosures contained in the Company’s definitive proxy statement (the “Definitive Proxy Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2023, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged.

As provided in the Definitive Proxy Statement, the Company is seeking shareholder approval of, among other things, the Charter Amendment Proposal and the Trust Amendment Proposal. The purpose of the supplemental disclosures is to provide information about (i) the postponement of the Shareholder Meeting related to the Definitive Proxy Statement, (ii) the resulting extension of the deadline for delivery of redemption requests from the Company’s shareholders to the Company’s transfer agent, (iii) the revised amount of deposit of $0.0295 per public share into the Trust Account, as compared to the original $0.035 per public share for the Monthly Extension in connection with the Trust Amendment Proposal.

Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

Extraordinary General Meeting Date

On April 25, 2023, the Company issued a press release announcing that it has determined to postpone (the “Postponement”) the date of the Shareholder Meeting from April 26, 2023 to May 2, 2023. As a result of this change, the Shareholder Meeting will now be held at 9:00 a.m. Eastern Time on May 2, 2023 at the offices of Robinson & Cole LLP (“R&C”) located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Extension of Redemption Deadline

As a result of the Postponement, the previously disclosed deadline of April 24, 2023 (two business days before the Shareholder Meeting) for delivery of redemption requests from the Company’s shareholders to the Company’s transfer agent has been extended to April 28, 2023 (two business days before the postponed Shareholder Meeting).

Amendment to Trust Amendment Proposal.

On April 25, 2023, the Company issued a press release announcing that, if the Charter Amendment Proposal is approved at the Shareholder Meeting, for any Monthly Extension, a deposit of $0.0295 per public share, as compared to the original $0.035 per public share, shall be made to the Trust Account.

Certain disclosure in the definitive proxy statement (including, without limitation, the notice of extraordinary general meeting of shareholders included therein) is hereby amended and restated to read as the follows:

●	Proposal No. 2 — Trust Amendment Proposal — To approve by way of a special resolution, the Investment Management Trust Agreement, dated January 31, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee (“Continental”), which currently provides that (i) Continental must commence liquidation of the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) by February 2, 2023, or, if further extended, up to November 2, 2023, and (ii) the Company’s insiders may make deposit of $920,000 into the Trust Account for each three-month extension (the “Original Extension Fee”), up to three times, as applicable, be amended to instead provide that (a) Continental must commence liquidation of the Trust Account by May 2, 2023, or, if further extended by up to nine one-month extensions (the “Monthly Extension”), up to February 2, 2024, and (b) the Sponsor and/or its designees may make deposit of $0.0295 per public share into the Trust Account for each Monthly Extension (the “Monthly Extension Fee”), as applicable (the “Trust Amendment Proposal”) (such amendment to the Trust Amendment as set forth in Annex B is herein referred to as the “Trust Amendment”); and

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Extraordinary General Meeting and the proposed Contribution. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On April 11, 2023, the Company filed the Definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Extraordinary General Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or contact proxy solicitor

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free: (877) 870-8565
Collect: (206) 870-8565
Email: ksmith@advantageproxy.com

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Shareholder Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release dated April 25, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue World Acquisition Corporation

	By:	/s/ Liang Shi
	Name:	Liang Shi
	Title:	Chief Executive Officer

Date: April 25, 2023